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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): April 8, 1999

                            Carolina Fincorp, Inc.
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            (Exact name of registrant as specified in its charter)



      North Carolina                000-21701                  56-1978449
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(State or other jurisdiction      (Commission                (IRS Employer
  of incorporation)               File Number)            Identification No.)


                           115 South Lawrence Street
                       Rockingham, North Carolina 28380
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                   (Address of principal executive offices)


Registrant's telephone number, including area code:  (910) 997-6245


                                      N/A
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          (Former name or former address, if changed since last report)

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Item 5.  Other Events

     On April 8, 1999, Carolina Fincorp, Inc. (the "Registrant") announced that its Board of Directors has adopted a stock repurchase plan. Under the stock repurchase plan, the Registrant will be able to repurchase shares of its outstanding common stock in the open market or in privately negotiated transactions at appropriate times to allow it to enhance the value of its stock for its shareholders and to manage its capital. The Board's action will allow management to make repurchases of up to five percent of its currently outstanding shares of common stock, without further Board approval, when stock repurchases are deemed prudent and in accordance with purchase price limitations set forth in the Board's approval of the plan. The stock repurchase plan contemplates that stock repurchases will be made in accordance with Rule 10b-18(b) of the Regulations issued under the Securities Act of 1934. A copy of the press release announcing the adoption of the stock repurchase plan is attached hereto as Exhibit 99.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CAROLINA FINCORP, INC.


Date: April 8, 1999                     By: /s/ R. Larry Campbell
                                           -----------------------------------

                                               R. Larry Campbell, President
                                               and Chief Executive Officer
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                                 EXHIBIT INDEX


Exhibit No.        Description
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    99             Press Release of the Registrant distributed April 8, 1999